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                                                                   EXHIBIT 10.27

                              SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement") made as of the 27th day of October, 1999 by and between COMPUTER LEARNING CENTERS, INC., a Delaware corporation (the "Company"), and MARIE BENNETT (the "Executive").

         The Executive is presently employed by the Company as its Vice President for Regulatory Compliance.

         The Board of Directors of the Company (the "Board") desires to set forth the nature and amount of compensation and other benefits to be provided to the Executive and any of the rights of the Executive in the event of her termination of employment with the Company. The Executive is willing to commit herself to continue to serve the Company, on the terms and conditions herein provided.

         In order to effect the foregoing, the Company and the Executive wish to enter into this Agreement under the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

         2. Term. The term of Executive's employment under Section 1 will terminate upon the termination of Executive's employment with the Company for any reason whatsoever. No such termination shall affect any of the Company's other obligations under this Agreement arising at or after such termination of employment.

         3. Position and Duties. The Executive shall serve as Vice President for Regulatory Compliance of the Company and shall have such responsibilities and authority as may normally be exercised by a person in such position at a company.

         4. Place of Performance. The Executive shall be based at the current principal executive offices of the Company in Northern Virginia, or in the Company's headquarters, provided that such headquarters is not more than thirty-five (35) miles from the location of the Company's principal executive offices on the date hereof.

         5.       Compensation and Related Matters.

                  (a) Base Salary. During the Executive's employment with the Company, the Company shall pay to the Executive a salary at a rate of not less than One Hundred Five Thousand Dollars ($105,000) per annum in equal installments as nearly as practicable on the normal payroll periods for employees of the Company generally (the "Base Salary"). The Base Salary may be increased from time to time and, if so increased, shall not thereafter be decreased during the term of this Agreement.

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                  (b)      Bonus. The Executive shall be eligible to receive an
annual bonus (the "Annual Bonus") payable under the Company's bonus plan in accordance with the bonus criteria established by the Board or the Chief Executive Officer for the Executive on an annual basis.

                  (c) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                  (d) Benefits. During the term of the Executive's employment hereunder, the Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or receives benefits, or plans or arrangements providing the Executive with at least equivalent benefits thereunder. The Company shall not make any changes in such plans and arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any amounts payable to the Executive pursuant to this Section 5.

         6.       Termination and Definitions.

                  (a) Cause. This Agreement shall immediately be terminated and neither party shall have any future obligation hereunder, except for the Company's obligations in Section 7 hereof, and except for the Executive's obligations in Section 8 hereof, if the Executive's employment is terminated for Cause.

                  (b) Termination by the Executive. The Executive may terminate her employment hereunder for Good Reason.

                  (c) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto.

                  (d)      Definitions.

                           (i)      For purposes of this Agreement, termination
"for Cause" shall arise where termination results from theft or dishonesty in the conduct of the Company's business, or intoxication while on duty, or conviction of a felony, in each case having a material adverse effect on the business of the Company.

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                           (ii)     For purposes of this Agreement, "Good
Reason" shall mean (A) a Change in Control of the Company (as defined below),
(B) a decrease in the total amount of the Executive's Base Salary below its level in effect on the date hereof, (C) a reduction in the importance of the Executive's job responsibilities without the Executive's consent or (D) a geographical relocation of the Executive without her consent.

                           (iii)    For purposes of this Agreement, a "Change
in Control" of the Company shall be deemed to have occurred if (A) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) of more of the combined voting power of the Company's then outstanding securities, (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, (C) the shareholders of the Company approve a merger or consolidation involving the Company resulting in a change of ownership of a majority of the outstanding shares of capital stock of the Company, or (D) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

                           (iv)     For purposes of this Agreement, a "Notice
of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         7.       Compensation upon Termination.

                  (a) Termination for Cause or Resignation Without Good Reason. If (i) the Executive's employment shall be terminated for Cause, or
(ii) the Executive voluntarily resigns from the employ of the Company and Good Reason shall not have occurred, then the Company shall pay the Executive her Base Salary through the date of delivery to her of a Notice of Termination at the rate then in effect at the time and date the Notice of Termination is delivered, and the Company shall have no further obligations to the Executive under this Agreement.

                  (b) Termination Without Cause or Resignation for Good Reason. If the Company shall terminate the Executive's employment other than pursuant to Section 6(a) hereof (it being understood that a purported termination pursuant to Section 6(a) hereof, which is disputed and finally determined not to have been pursuant to Section 6(a) shall be a termination by the Executive pursuant to Section 6(b)) or if the Executive terminates her employment for Good Reason, then:

                           (i)      the Company shall pay to the Executive her
Base Salary through the date of termination at the rate in effect at the time Notice of Termination is delivered; and

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                           (ii)     in lieu of any further salary or bonus
payments to the Executive for periods subsequent to the date of termination, the Company shall pay on the date of termination, as severance pay to the Executive, a lump sum payment in an amount equal to one hundred percent (100%) of the Executive's Base Salary in effect as of the date of termination.

                  (c) Termination Upon a Change in Control. If there is a Change in Control of the Company or there has been a public announcement of a Change in Control of the Company (provided, however, that consummation of the Change in Control of the Company shall be a condition precedent to the effectiveness of this provision) and at any time thereafter the employment of the Executive under this Agreement is terminated other than pursuant to Section 6(a) hereof by the Company or a successor entity or is terminated with Good Reason by the Executive, then:

                           (i)      the Company shall pay to the Executive her
Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given; and

                           (ii)     in lieu of any further salary or bonus
payments to the Executive for periods subsequent to the date of termination, the Company shall pay on the date of termination as severance pay to the Executive, a lump sum payment in an amount equal to one hundred fifty percent (150%) of the Executive's Base Salary in effect as of the date of termination.

                  (d) Continuation of Benefit Plans. Upon any termination of the Executive's employment, other than pursuant to Section 6(a) hereof or by the Executive without Good Reason, the Company shall maintain in full force and effect for the continued benefit of the Executive for twelve (12) months, or eighteen (18) months if there has previously occurred a Change in Control of the Company, all employee benefit plans and programs in which the Executive was entitled to participate.

                  (e) Participation in Benefit Plans after Termination of Employment. The Executive shall be entitled to continue to participate in any benefit plan or program of the Company for twelve (12) months after the expiration of the period provided for in Section 7(d), provided, that the Executive pays the direct cost of any such benefit plan or program.

         8. Covenants Not to Compete or Hire Employees. It is recognized and understood by the parties hereto that the Executive, through the Executive's association with the Company as an employee, shall acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Executive to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such competition by the Executive. Consequently, as a material inducement to the Company to enter into this Agreement, the Executive covenants and agrees that for the period commencing with the date hereof and ending one (1) year after the Executive's termination of employment with the Company, the Executive shall not engage, directly, indirectly or in concert with any other person or entity, in the information technology training industry in the geographical area of the contiguous forty-eight (48) states of the United States. The Executive further covenants and agrees that for the period commencing on the date of the

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Executive's termination of employment for any reason whatsoever and ending one
(1) year after the Executive's termination of employment with the Company, the Executive shall not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee of the Company at any time during the one (1)-year period prior to the date of the Executive's termination of employment with the Company, whether for or on behalf of the Executive or for any entity in which the Executive shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise.

         9.       Successors; Binding Agreement.

                  (a) Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to her address as it appears in the records of the Company, or if to the Company, as follows:

                                    Computer Learning Centers, Inc.
                                    11350 Random Hills Road-Suite 240
                                    Fairfax, Virginia  22030

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Prior Agreement. All prior agreements between the Company and the Executive with respect to the employment of the Executive are hereby superseded and terminated effective as of the date hereof and shall be without further force or effect.

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         12.      Miscellaneous. No provisions of this Agreement may be
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Washington, D.C., in accordance with the rules of the American Arbitration Association then in effect. The expense of such arbitration shall be borne by the Company.

                             [Signatures Next Page]

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                                    COMPUTER LEARNING CENTERS, INC.

Date:  October 27, 1999             By:   /s/ Reid Bechtle
                                       ---------------------------------------
                                           Reid Bechtle, Chief Executive Officer

                                    EXECUTIVE

Date:  October 27, 1999                   /s/ Marie Bennett
                                    ------------------------------------------
                                    Marie Bennett



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